Exhibit 4.3

SECOND AMENDMENT AND WAIVER AGREEMENT

This SECOND AMENDMENT AND WAIVER AGREEMENT (this “Second Amendment”) is made and entered into with effect as of December 31, 2025 (“Effective Date”) by and between Game Your Game, Inc., a Delaware corporation (the “Company”), and Grafiti LLC (the “Holder”) of that certain promissory note, issued on December 28, 2024, as may be amended from time to time (the “Note”). The Company and the Holder are sometimes referred to singularly as a “party” and collectively as the “parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

WHEREAS, subject to the terms and conditions herein, the parties desire to amend the Note, to extend the applicable Maturity Date to “June 30, 2026” and waive any Event of Default arising from the failure to pay the outstanding amounts payable by the Company under the Notes as of the original Maturity Date (the “Original Maturity Date”).

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Amendment and Waiver.

1.1 The term “Maturity Date” as defined in the Note and First Amendment is hereby amended and restated to mean “the earlier to occur of (i) June 30, 2026 or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).”

1.2 Schedule 1 to the Note (the “Payee Schedule”) is hereby amended and replaced with the attached Schedule 1 as of the date of this Second Amendment.

1.3 Any Event of Default arising from the nonpayment of the principal amount or Interest Amount as of the Original Maturity Date is hereby waived with effect as of such Original Maturity Date.

2. Effect on Transaction Documents.

2.1 As of the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof” or words of like import referring to the Note, shall mean and be a reference to the Note, as amended by this Second Amendment.

2.2 Except as expressly set forth herein, the terms and conditions of the Note shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies.

3. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Second Amendment.

4. Miscellaneous.

4.1 This Second Amendment and the Note contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Second Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Second Amendment may not be amended, modified or supplemented, and no provision of this Second Amendment may be waived, other than by a written instrument duly executed and delivered by the parties.

4.2 In all respects, including all matters of construction, validity and performance, this Second Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California as applicable to contracts made and performed in such State, without regard to principles thereof regarding conflicts or choice of law. Except as expressly set forth in this Second Amendment, the terms and provisions of the Note shall continue unmodified and in full force and effect. In the event of any conflict between this Second Amendment and the Note, this Second Amendment shall control.

4.3 This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered in .pdf by email, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

GAME YOUR GAME INC.

By:	/s/ Dominic Poole
Name:	Dominic Poole
Its:	CFO

Agreed and acknowledged:

GRAFITI LLC

By:	/s/ Nadir Ali
Name:	Nadir Ali
Its:	CEO

Schedule I

Advance Date Drawdown Date Repayment Date	Advance Amount Drawdown Amount (Repayment Amount)
February 2, 2024		140,000.00
February 8, 2024		65,000.00
March 15, 2024		100,000.00
March 27, 2024		140,000.00
April 12, 2024		5,000.00
April 29, 2024		100,000.00
May 2, 2024		65,000.00
May 23, 2024		170,000.00
June 28, 2024		160,000.00
July 24, 2024		160,000.00
August 29, 2024		150,000.00
September 27, 2024		150,000.00
October 24, 2024		160,000.00
November 26, 2024		100,000.00
December 3, 2024		60,000.00
December 20, 2024		140,000.00
December 27, 2024		25,000.00
January 22, 2025		90,000.00
February 13, 2025		90,000.00
March 27, 2025		90,000.00
April 17, 2025		30,000.00
April 28, 2025		80,000.00
April 30, 2025		6,000.00
May 27, 2025		80,000.00
June 25, 2025		70,000.00
July 15, 2025		15,000.00
July 30, 2025		50,000.00
July 30, 2025		10,000.00
August 15, 2025		16,000.00
August 29, 2025		45,000.00
September 26, 2025		35,000.00
October 1, 2025		45,000.00
October 17, 2025		25,000.00
October 24, 2025		80,000.00
November 25, 2025		50,000.00
December 3, 2025		15,0000.00
December 19, 2025		55,0000.00
December 30, 2025		30,0000.00
December 31, 2025		(104,883.34)
Total	U.S.$	2,792,116.66